Exhibit 4.1k

TENTH SUPPLEMENTAL INDENTURE

THIS TENTH SUPPLEMENTAL INDENTURE dated as of December     , 2009 among CRC Health Corporation, a Delaware corporation (the “Company”), the Guarantors, Adirondack Leadership Expeditions, LLC, a Delaware limited liability company (the “New Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 6, 2006 (the “Indenture”), providing for the issuance of $200 million aggregate principal amount of the Company’s 10.75% Senior Subordinated Notes due 2016 (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of July 7, 2006 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of September 28, 2006 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of October 24, 2006 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of November 17, 2006 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of April 27, 2007 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of July 26, 2007 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of May 29, 2008 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of November 18, 2008 (the “Eighth Supplemental Indenture”) and the Ninth Supplemental Indenture, dated as of April 27, 2009 (the “Ninth Supplemental Indenture”);

WHEREAS, the Company and the Guarantors propose to further amend and supplement the Indenture to join the New Guarantor, a direct or indirect subsidiary of the Company, as a party to the Indenture, as a Guarantor thereunder;

WHEREAS, pursuant to Section 8.01 of the Indenture, the Company and the Trustee may amend, waive or supplement the Indenture, the Notes or the Guarantees without the consent of any Holders to make any change that would provide additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

WHEREAS, the Company, each Guarantor and the New Guarantor have been authorized by their respective board of directors, managers, members, partners, or general partners, as applicable, to enter into this Tenth Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the respective certificates of incorporation, certificates of formation, limited liability company agreements, partnership agreements, limited partnership agreements, by-laws and other organizational documents of the Company, each Guarantor and the New Guarantor to make this Tenth Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly performed;

WHEREAS, pursuant to Section 8.06 of the Indenture, the Trustee is authorized to execute and deliver this Tenth Supplemental Indenture;

WHEREAS, the Company hereby requests that the Trustee execute and deliver this Tenth Supplemental Indenture;

NOW, THEREFORE, for in consideration of the premises herein contained and in order to effect the proposed amendment to join the New Guarantor to the Indenture pursuant to Section 8.01 of the Indenture, the Company, the New Guarantor and the Guarantors agree with the Trustee as follows:

ARTICLE I

Amendment of Indenture

1.1. Amendment of Indenture. As of the date hereof, this Tenth Supplemental Indenture amends the Indenture by joining the New Guarantor as parties to the Indenture, as a Guarantor thereunder.

1.2. Execution and Delivery of Note Guarantee. Upon the effectiveness of this Tenth Supplemental Indenture, New Guarantor agrees that a notation of its Guarantee substantially in the form attached as Exhibit G to the Indenture, will be endorsed by a duly authorized officer of New Guarantor on each Note authenticated and delivered by the Trustee under the Indenture.

ARTICLE II

Miscellaneous Provisions

2.1. Instruments to be Read Together. This Tenth Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and this Tenth Supplemental Indenture shall henceforth be read together.

2.2. Confirmation. The Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and further amended and supplemented by this Tenth Supplemental Indenture is in all respects confirmed and preserved.

2.3. Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.4. Counterparts. This Tenth Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

2.6. Effectiveness. The provisions of this Tenth Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

2.7. Trust Indenture Act Controls. If any provision of this Tenth Supplemental Indenture limits, qualifies or conflicts with another provision that is required by or deemed to be included in this Tenth Supplemental Indenture by the Trust Indenture Act, the required or incorporated provision shall control.

2.8. Governing Law. THIS TENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

2.9. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the Guarantors and the New Guarantor and not of the Trustee.

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IN WITNESS WHEREOF, the undersigned have executed this Tenth Supplemental Indenture this      day of December, 2009.

CRC HEALTH CORPORATION

By:
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

CORPORATE SUBSIDIARIES:

4therapy.com NETWORK

ADVANCED TREATMENT SYSTEMS, INC.

ATS OF CECIL COUNTY, INC.

ATS OF DELAWARE, INC.

ATS OF NORTH CAROLINA, INC.

BATON ROUGE TREATMENT CENTER, INC.

BGI OF BRANDYWINE, INC.

BOWLING GREEN INN OF PENSACOLA, INC.

BOWLING GREEN INN OF SOUTH DAKOTA, INC.

CAPS OF VIRGINIA, INC.

CARTERSVILLE CENTER, INC.

COMPREHENSIVE ADDICTION PROGRAMS, INC.

CORAL HEALTH SERVICES, INC.

CRC ED TREATMENT, INC.

CRC HEALTH OREGON, INC.

CRC HEALTH TENNESSEE, INC.

CRC HEALTH MANAGEMENT, INC.

CRC WEIGHT MANAGEMENT, INC.

CRC CALIFORNIA RD, INC.

GALAX TREATMENT CENTER, INC.

GREENBRIER TREATMENT CENTER, INC.

JAYCO ADMINISTRATION, INC.

KANSAS CITY TREATMENT CENTER, INC.

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

CORPORATE SUBSIDIARIES (cont.):

MINERAL COUNTY TREATMENT CENTER, INC.

MWB ASSOCIATES-MASSACHUSETTS, INC.

SAN DIEGO HEALTH ALLIANCE

SHELTERED LIVING INCORPORATED

SIERRA TUCSON INC.

SOBER LIVING BY THE SEA, INC.

SOUTHERN WEST VIRGINIA TREATMENT CENTER, INC.

SOUTHWEST ILLINOIS TREATMENT CENTER, INC.

STONEHEDGE CONVALESCENT CENTER, INC.

TRANSCULTURAL HEALTH DEVELOPMENT, INC.

TREATMENT ASSOCIATES, INC.

VIRGINIA TREATMENT CENTER, INC.

VOLUNTEER TREATMENT CENTER, INC.

WCHS OF COLORADO (G), INC.

WCHS, INC.

WHEELING TREATMENT CENTER, INC.

WHITE DEER REALTY, LTD.

WHITE DEER RUN, INC.

WICHITA TREATMENT CENTER INC.

WILLIAMSON TREATMENT CENTER, INC.

WILMINGTON TREATMENT CENTER, INC.

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

CORPORATE SUBSIDIARIES (cont.):

ASPEN EDUCATION GROUP, INC. ASPEN YOUTH, INC.

AYS MANAGEMENT, INC. AHS OF IDAHO, INC.

CAMP HUNTINGTON, INC.

SUWS OF THE CAROLINAS, INC.

WILDERNESS THERAPY PROGRAMS, INC.

MOUNT BACHELOR EDUCATIONAL CENTER, INC.

NEW LEAF ACADEMY, INC. NORTHSTAR CENTER, INC.

SUNHAWK ACADEMY OF UTAH, INC.

TALISMAN SCHOOL, INC.

TEXAS EXCEL ACADEMY, INC.

TURN-ABOUT RANCH, INC.

YOUTH CARE OF UTAH, INC.

LONE STAR EXPEDITIONS, INC.

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

LIMITED LIABILITY COMPANY SUBSIDIARIES:

ACADEMY OF THE SIERRAS, LLC

ASPEN ACHIEVEMENT ACADEMY, LLC

FOUR CIRCLES RECOVERY CENTER, LLC

OUTBACK THERAPEUTIC EXPEDITIONS, LLC

PASSAGES TO RECOVERY, LLC

TALISMAN SUMMER CAMP, LLC

ASPEN RANCH, LLC

BROMLEY BROOK SCHOOL, LLC

CEDARS ACADEMY, LLC

COPPER CANYON ACADEMY, LLC

ISLAND VIEW RESIDENTIAL TREATMENT CENTER, LLC

NEW LEAF ACADEMY OF NORTH CAROLINA, LLC

ASPEN INSTITUTE FOR BEHAVIORAL ASSESSMENT, LLC

OAKLEY SCHOOL, LLC

SWIFT RIVER ACADEMY, L.L.C.

PHOENIX OUTDOOR, LLC

STRUCTURE HOUSE, LLC

CRC WISCONSIN RD, LLC

BAYSIDE MARIN, LLC

CRC HOLDINGS, LLC

LOAN ADMINISTRATION, LLC

LOAN HOLDINGS, LLC

BECKLEY TREATMENT CENTER, LLC

CHARLESTON TREATMENT CENTER LLC

CLARKSBURG TREATMENT CENTER, LLC

EAST INDIANA TREATMENT CENTER, LLC

EVANSVILLE TREATMENT CENTER, LLC

HUNTINGTON TREATMENT CENTER, LLC

INDIANAPOLIS TREATMENT CENTER, LLC

NATIONAL SPECIALTY CLINICS, LLC

PARKERSBURG TREATMENT CENTER, LLC

RICHMOND TREATMENT CENTER, LLC

SOUTHERN INDIANA TREATMENT CENTER, LLC

ADIRONDACK LEADERSHIP EXPEDITIONS, LLC

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

SAN DIEGO TREATMENT SERVICES

By:	Jayco Administration, Inc.
Its:	Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	Treatment Associates, Inc.
Its:	Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

CALIFORNIA TREATMENT SERVICES

By:	Jayco Administration, Inc.
Its:	Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	Treatment Associates, Inc.
Its:	Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

MILWAUKEE HEALTH SERVICES SYSTEM

By:	WCHS, Inc.
Its:	Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	Coral Health Services, Inc.
Its:	Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

THE CAMP RECOVERY CENTERS, L.P.

By:	CRC Recovery, Inc.
Its:	General Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	CRC Health Corporation
Its:	Limited Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

STONEHEDGE CONVALESCENT CENTER LIMITED PARTNERSHIP

By:	Stonehedge Convalescent Center, Inc.
Its:	General Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	Comprehensive Addiction Programs, Inc.
Its:	Limited Partner

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Tenth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Tenth Supplemental Indenture]